Calculation of Filing Fee Tables
S-3
MICROVISION, INC.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.001 per share	457(o)			$ 42,000,000.00	0.0001381	$ 5,800.20
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 42,000,000.00		$ 5,800.20
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 5,800.20
			Net Fee Due:						$ 0.00
Offering Note
[1]	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. In no event will the aggregate offering price of all securities sold by the registrant from time to time pursuant to this registration statement exceed $42,000,000.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	MicroVision, Inc.	S-3	333-272616	06/13/2023		$ 5,800.20	Unallocated (Universal) Shelf		142,000,000	$ 20,959.20
Fee Offset Sources	2	MicroVision, Inc.	S-3	333-272616		02/29/2024						$ 34,102.96
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	On June 13, 2023, the registrant filed an automatically effective Registration Statement on Form S-3 (File No. 333-272616), as amended (the "Prior Registration Statement"). The Prior Registration Statement is set to expire on June 13, 2026. As a result, the registrant has $142,000,000 of unsold securities and $20,959.20 in unused filing fees associated with the Prior Registration Statement. In accordance with Rule 457(p) under the Securities Act, the Registrant is using a portion of the unused filing fees associated with the Prior Registration Statement to offset the filing fee payable in connection with this filing.

Offset Note
[2]	On June 13, 2023, the registrant filed an automatically effective Registration Statement on Form S-3 (File No. 333-272616), as amended (the "Prior Registration Statement"). The Prior Registration Statement is set to expire on June 13, 2026. As a result, the registrant has $142,000,000 of unsold securities and $20,959.20 in unused filing fees associated with the Prior Registration Statement. In accordance with Rule 457(p) under the Securities Act, the Registrant is using a portion of the unused filing fees associated with the Prior Registration Statement to offset the filing fee payable in connection with this filing.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date